Exhibit 5
May 26, 2010
UGI Corporation
460 North Gulph Road
King of Prussia, Pennsylvania 19406

Re:	UGI Corporation Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel for UGI Corporation, a Pennsylvania corporation (the “Company”), in connection with the filing of the referenced Registration Statement (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Act”), with the Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the proposed offering and sale of up to 500,000 shares of the Company’s common stock, no par value (the “Shares”), to be offered pursuant to the terms of the UGI HVAC Enterprises, Inc. Savings Plan, UGI Utilities, Inc. Savings Plan, and AmeriGas Propane, Inc. Savings Plan (the “Plans”).
In connection with this opinion, we have examined the Registration Statement, the Plans, and originals, or copies certified or otherwise identified to our satisfaction, of the (Second) Amended and Restated Articles of Incorporation and Bylaws of the Company and such other documents, records and other instruments as we have deemed appropriate for purposes of the opinion set forth herein.
We have assumed the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of the documents submitted to us as originals, the conformity with the originals of all documents submitted to us as certified, facsimile or photostatic copies and the authenticity of the originals of all documents submitted to us as copies.
Based upon the foregoing, we are of the opinion that the Shares have been duly authorized by the Company and when issued and delivered by the Company to eligible participants, in the manner contemplated by the Plans, will be validly issued, fully paid and non-assessable.
The opinions expressed herein are limited to the laws of the Commonwealth of Pennsylvania.
We hereby consent to the use of this opinion as Exhibit 5 to the Registration Statement. In giving such consent, we do not hereby admit that we are acting within the category of persons whose consent is required under Section 7 of the Act or the rules or regulations of the SEC thereunder.
Very truly yours,
/s/ Morgan, Lewis & Bockius LLP